   As filed with the Securities and Exchange Commission on September 26, 1997
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                TRUEVISION, INC.
             (Exact name of registrant as specified in its charter)

                              ---------------------


     DELAWARE                                          77-0161747
     (State of Incorporation)           (I.R.S. Employer Identification No.)

                              ---------------------

                                2500 WALSH AVENUE
                              SANTA CLARA, CA 95051
                                 (408) 562-4200
          (Address and telephone number of principal executive offices)


                              ---------------------
         COMPENSATORY WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
                            (Full title of the plan)


                                 R. John Curson
          Senior Vice President, Chief Financial Officer and Secretary
                                Truevision, Inc.
                                2500 Walsh Avenue
                             Santa Clara, CA  95051
                                 (408) 562-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                              ---------------------
                                    Copy to:
                               Lee F. Benton, Esq.
                             Julia L. Davidson, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                            Palo Alto, CA  94306-2155
                                 (650) 843-5000



                              ---------------------

                         CALCULATION OF REGISTRATION FEE

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 -------------------------------------------------------------------------
 -------------------------------------------------------------------------
                                PROPOSED       PROPOSED
    TITLE OF                    MAXIMUM        MAXIMUM
   SECURITIES                   OFFERING       AGGREGATE      AMOUNT OF
      TO BE     AMOUNT TO BE    PRICE PER      OFFERING     REGISTRATION
   REGISTERED    REGISTERED     SHARE (1)      PRICE (1)         FEE
 ------------------------------------------------------------------------
  Warrant and
  Common Stock
  (par value
  $.001)           400,000       $3.1250     $1,250,000        $378.79
 ------------------------------------------------------------------------
 ------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1). The price per share and aggregate offering price are based upon the average of the high and low sales price of the Registrant's Common Stock as reported on the Nasdaq National Market on September 23, 1997, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                     PART II

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Truevision, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     a. The Registrant's annual report on Form 10-K for the fiscal year ended June 29, 1997 filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     b. The Registrant's Proxy Statement for the Annual Meeting of Shareholders held on October 24, 1996.

     c. The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed under the Exchange Act by the Registrant with the Commission on March 26, 1990.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

     Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 145 of the Delaware General Corporation Law the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Bylaws require the Registrant to indemnify its directors and executive officers, and permit the Registrant to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. The Bylaws also require the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

                                  UNDERTAKINGS

     a.   The undersigned registrant hereby undertakes:

          i. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (1) To include any prospectus required by section 10(a)(3) of the Securities Act;

            (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          ii. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          iii. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXHIBITS


EXHIBIT
NUMBER
------

5.1       Opinion of Cooley Godward LLP

23.1      Consent of Price Waterhouse LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature pages

99.1      Compensatory Warrant for the Purchase of Shares of Common Stock

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, County of Santa Clara, State of California, on September 24, 1997.


                                   TRUEVISION, INC.




                                   By: /s/ Louis J. Doctor
                                       ---------------------------------------
                                        Louis J. Doctor
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Doctor and R. John Curson, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  SIGNATURE                     TITLE                   DATE

  /s/ Walter W. Bregman         Chairman of the Board     September 24, 1997
  ---------------------------
      Walter W. Bregman


  /s/ Louis J. Doctor           President, Chief          September 24, 1997
  ---------------------------   Executive Officer
      Louis J. Doctor           and Director
                                (PRINCIPAL EXECUTIVE
                                OFFICER)

  /s/ R. John Curson            Senior Vice President,    September 24, 1997
  ---------------------------   Chief Financial Officer
      R. John Curson            and Secretary
                                (PRINCIPAL FINANCIAL
                                OFFICER)

  /s/ Harvey Chesler            Controller                September 24, 1997
  ---------------------------   (PRINCIPAL ACCOUNTING
      Harvey Chesler            OFFICER)

  /s/ Kieth E. Sorenson         Director                  September 24, 1997
  ---------------------------
      Kieth E. Sorenson

                                Director                  September __, 1997
  ---------------------------
      Conrad J. Wredberg

  /s/ William H. McAleer        Director                  September 24, 1997
  ---------------------------
      William H. McAleer

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                             DESCRIPTION         SEQUENTIAL PAGE NUMBER

  5.1          Opinion of Cooley Godward LLP
 23.1          Consent of Price Waterhouse LLP
 23.2          Consent of Cooley Godward LLP is
               contained in Exhibit 5.1 to this
               Registration Statement
 24.1          Power of Attorney is contained on
               the signature pages
 99.1          Compensatory Warrant for the Purchase
               of Shares of Common Stock